LIMITED ACCESS State Street Corporation Third-Quarter 2014 Financial Highlights October 24, 2014 Exhibit 99.3

2 This presentation includes certain highlights of, and also material supplemental to, State Street Corporation’s (State Street’s) news release announcing its third-quarter 2014 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by detailed financial tables. This presentation is designed to be reviewed together with that news release, which is available on State Street’s website and is incorporated herein by reference. Forward-Looking Statements This presentation contains forward-looking statements as defined by United States securities laws, including statements relating to our goals and expectations regarding our business, financial and capital condition, results of operations, investment portfolio performance and strategies, the financial and market outlook, dividend and stock purchase programs, governmental and regulatory initiatives and developments, and the business environment. Forward-looking statements are often, but not always, identified by such forward-looking terminology as “expect,” “objective,” “intend,” “plan,” “forecast,” “outlook,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “strategy” and “goal,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to October 24, 2014. In particular, in this presentation, we announced a $53 million net after-tax third-quarter 2014 charge (due to a $70 million pre-tax legal accrual recorded in that quarter) reflecting our intention to seek to resolve some, but not all, of the outstanding and potential claims arising out of our indirect FX client activities. We have reported on these matters in our previous public filings with the SEC. With respect to that legal accrual: (1) we are engaged in discussions with some, but not all, of the governmental agencies and civil litigants that we have described in connection with these matters regarding potential settlements of their outstanding or potential claims; (2) there can be no assurance that we will reach a settlement in any of these matters, that the cost of such settlements would not materially exceed such accrual, or that other claims will not be asserted; and (3) we do not currently intend to seek to negotiate settlements with respect to all outstanding and potential claims, and our current efforts, even if successful, will address only a portion of our potential material legal exposure arising out of our indirect FX client activities. Important factors that may also affect future results and outcomes include, but are not limited to: the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure, including, for example, the direct and indirect effects on counterparties of the sovereign-debt risks in the U.S., Europe and other regions; increases in the volatility of, or declines in the level of, our net interest revenue, changes in the composition or valuation of the assets recorded in our consolidated statement of condition (and our ability to measure the fair value of investment securities) and the possibility that we may change the manner in which we fund those assets; the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter-bank credits, and the liquidity requirements of our clients; the level and volatility of interest rates and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; the credit quality, credit-agency ratings and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other- than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income; our ability to attract deposits and other low-cost, short-term funding, and our ability to deploy deposits in a profitable manner consistent with our liquidity requirements and risk profile; the manner and timing with which the Federal Reserve and other U.S. and foreign regulators implement the Dodd-Frank Act changes to the Basel III capital framework and European legislation, such as the Alternative Investment Fund Managers Directive and Undertakings for Collective Investment in Transferable Securities Directives, with respect to the levels of regulatory capital we must maintain, our credit exposure to third parties, margin requirements applicable to derivatives, banking and financial activities and other regulatory initiatives in the U.S. and internationally, including regulatory developments that result in changes to our structure or operating model, increased costs or other changes to how we provide services; adverse changes in the regulatory capital ratios that we are required or will be required to meet, whether arising under the Dodd-Frank Act or the Basel III capital and liquidity standards, or due to changes in regulatory positions, practices or regulations in jurisdictions in which we engage in banking activities, including changes in internal or external data, formulae, models, assumptions or other advanced systems used in the calculation of our capital ratios that cause changes in those ratios as they are measured from period to period; increasing requirements to obtain the prior approval of the Federal Reserve or our other regulators for the use, allocation or distribution of our capital or other specific capital actions or programs, including acquisitions, dividends and equity purchases, without which our growth plans, distributions to shareholders, equity purchase programs or other capital initiatives may be restricted; changes in law or regulation, or the enforcement of law or regulation, that may adversely affect our business activities or those of our clients or our counterparties, and the products or services that we sell, including additional or increased taxes or assessments thereon, capital adequacy requirements, margin requirements and changes that expose us to risks related to the adequacy of our controls or compliance programs; financial market disruptions or economic recession, whether in the U.S., Europe, Asia or other regions; our ability to promote a strong culture of risk management, operating controls, compliance oversight and governance that meet our expectations and those of our clients and our regulators; the results of, and costs associated with, government investigations, litigation and similar claims, disputes, or proceedings; delays or difficulties in the execution of our previously announced Business Operations and Information Technology Transformation program, which could lead to changes in our estimates of the charges, expenses or savings associated with the planned program and may cause volatility of our earnings; the potential for losses arising from our investments in sponsored investment funds; the possibility that our clients will incur substantial losses in investment pools for which we act as agent, and the possibility of significant reductions in the liquidity or valuation of assets underlying those pools; our ability to anticipate and manage the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products; the credit agency ratings of our debt and depository obligations and investor and client perceptions of our financial strength; adverse publicity, whether specific to State Street or regarding other industry participants or industry-wide factors, or other reputational harm; our ability to control operational risks, data security breach risks and outsourcing risks, and our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will prove insufficient, fail or be circumvented; dependencies on information technology and our ability to control related risks, including cyber-crime and other threats to our information technology infrastructure and systems and their effective operation both independently and with external systems, and complexities and costs of protecting the security of our systems and data; our ability to grow revenue, control expenses, attract and retain highly skilled people and raise the capital necessary to achieve our business goals and comply with regulatory requirements; changes or potential changes to the competitive environment, including changes due to regulatory and technological changes, the effects of industry consolidation and perceptions of State Street as a suitable service provider or counterparty; changes or potential changes in how and in what amounts clients compensate us for our services, and the mix of services provided by us that clients choose; our ability to complete acquisitions, joint ventures and divestitures, including the ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions; the risks that our acquired businesses and joint ventures will not achieve their anticipated financial and operational benefits or will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected negative synergies will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced, and that disruptions from the transaction will harm our relationships with our clients, our employees or regulators; our ability to recognize emerging needs of our clients and to develop products that are responsive to such trends and profitable to us, the performance of and demand for the products and services we offer, and the potential for new products and services to impose additional costs on us and expose us to increased operational risk; changes in accounting standards and practices; and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2013 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this presentation speak only as of the date hereof, October 24, 2014, and we do not undertake efforts to revise those forward-looking statements to reflect events after that date.

3 EPS: • GAAP-basis earnings per share, or EPS, of $1.26 decreased from $1.38 in 2Q14 and increased from $1.17 in 3Q13: – 3Q14 results included a $70 million pre-tax, or $53 million net after-tax ($0.12 per share), non-operating charge. This charge reflects our intention to seek to resolve some, but not all, of the outstanding and potential claims arising out of our indirect FX client activities, and which pertain to indirect FX matters we have disclosed over the past few years. It is important to understand that we do not currently intend to seek to negotiate settlements with respect to all outstanding and potential claims, and our current efforts, even if successful, will address only a portion of our potential material legal exposure arising out of our indirect FX client activities • Operating-basis EPS of $1.35 decreased from $1.39 in 2Q14 and increased from $1.19 in 3Q13 Revenue: • Total GAAP-basis revenue of $2.58 billion decreased from $2.60 billion in 2Q14 and increased from $2.43 billion in 3Q13 • Total operating-basis revenue of $2.68 billion increased slightly from 2Q14 and increased from $2.47 billion in 3Q13 • Core total asset servicing and asset management fees increased 2% from 2Q14 and 9% from 3Q13: – Continued demand for our solutions with new business commitments won during 3Q14 of $302 billion of assets to be serviced and $3 billion of net new assets to be managed2 • Market-driven revenue performed well despite challenging environment: – 3Q14 securities finance revenue decreased from 2Q14, primarily due to normal second-quarter seasonality, and increased from 3Q13 primarily due to higher volumes – Higher 3Q14 foreign-exchange trading revenue compared to both 2Q14 and 3Q13 – Operating-basis Net Interest Revenue (NIR) and Net Interest Margin (NIM) continue to be pressured by the low interest-rate environment Third-Quarter 2014 Key Messages1 1 Includes operating-basis (non-GAAP) financial information where noted. Operating-basis key messages are a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 New business in assets to be serviced is reflected in our assets under custody and administration after we begin servicing the assets, and net new business in assets to be managed is reflected in our assets under management after we begin managing the assets. As such, only a portion of these new asset servicing and asset management mandates is reflected in our assets under custody and administration and assets under management, as the case may be, as of September 30, 2014.

4 Expenses: • We continue to control expenses amidst regulatory compliance cost pressures Capital: • During 3Q14, we purchased $410 million of our common stock • As of September 30, 2014, we had approximately $880 million remaining under our March 2014 common stock purchase program authorizing the purchase of up to $1.7 billion through March 31, 2015 • We also declared a common stock dividend during the quarter of $0.30 per share Third-Quarter 2014 Key Messages - Continued1 1 Includes operating-basis (non-GAAP) financial information where noted. Operating-basis key messages are a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.

5 Summary of GAAP-Basis Financial Results for the Nine Months Ended September 30, 2014 $ in millions, except per share data 2014 2013 % change Revenue 7,665$ 7,420$ 3.3% Expenses 5,770 5,346 7.9 Earnings per share (EPS) 3.45 3.40 1.5 Ret r on average common equity (ROE) 10.0% 10.4% Pre-tax operating margin 24.6 28.0 Average diluted common shares outstanding (in thousands) 434.5 458.4 Nine Months Ended September 30,

6 Summary of GAAP-Basis Financial Results for the Third Quarter of 2014 $ in millions, except per share data 3Q14 2Q14 3Q13 2Q14 3Q13 Revenue 2,582$ 2,598$ 2,425$ (0.6)% 6.5% Expenses 1,892 1,850 1,722 2.3 9.9 EPS 1.26 1.38 1.17 (8.7) 7.7 ROE 10.6% 11.9% 10.8% Pre-tax operating margin 26.6 28.7 29.0 Average diluted common shares outstanding (in thousands) 429.7 435.3 452.2 % change

7 Third-Quarter 2014 GAAP-Basis Revenue $ in millions 3Q14 2Q14 3Q13 Servicing fees 1,302$ 1.1% 7.5% Management fees 316 5.3 14.5 Trading services revenue 278 6.9 4.9 Securities finance revenue 99 (32.7) 33.8 Processing fees and other revenue 17 (61.4) (70.2) Total fee revenue 2,012 (1.3) 6.9 Net interest revenue 570 1.6 4.4 Gai s (losses) related to investment securities, net - nm nm Total revenue 2,582$ (0.6)% 6.5% % change nm – not meaningful.

8 Third-Quarter 2014 GAAP-Basis Expenses $ in millions 3Q14 2Q14 3Q13 Compensation and employee benefits 953$ (2.6)% 5.5% Information systems and communications 242 (0.8) 3.0 Transaction processing services 199 3.1 7.6 Occupancy 119 3.5 5.3 cquisition and restructuring costs 20 (28.6) (33.3) Other 359 22.9 40.2 Total expenses 1,892$ 2.3% 9.9% % change

9 Year-to-Date and Third-Quarter 2014 Operating-Basis (Non-GAAP) Financial Highlights1 • Year-to-date (nine months ended September 30, 2014) comparisons from same period in 2013: –EPS of $3.72 increased 10.1% –Total fee revenue growth of 6.3% – Core total asset servicing and asset management fee revenue of $4.74 billion increased 7.6% –Total revenue of $7.91 billion increased 5.2% –Expenses of $5.54 billion increased 5.5% –Pre-tax operating margin of 29.9% decreased slightly –Return on average common equity of 10.7% increased slightly –Operating leverage2 was a negative 30 bps • Third-quarter key financial metrics: –EPS of $1.35 for 3Q14 decreased 2.9% from 2Q14 but increased 13.4% from 3Q13 – Core total asset servicing and asset management fee revenue of $1.62 billion for 3Q14 increased 1.9% from 2Q14 and 8.8% from 3Q13 –Total revenue of $2.68 billion for 3Q14 was flat to 2Q14 and increased 8.5% from 3Q13 –Total expenses decreased 0.6% from 2Q14 and increased 7.2% from 3Q13 –Pre-tax operating margin of 32.4% for 3Q14, 32.0% for 2Q14 and 31.7% for 3Q13 –Return on average common equity of 11.4% for 3Q14, 11.9% for 2Q14 and 11.0% for 3Q13 1 Operating-basis financial highlights are a non-GAAP presentation. See pages 5-8 of this presentation for a GAAP-basis presentation of the referenced information for the relevant periods. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on a operating basis.

10 Summary of Operating-Basis (Non-GAAP) Financial Results1 for the Nine Months Ended September 30, 2014 1 Results presented on an operating basis, a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis. $ in millions, except per share data 2014 2013 % change Revenue 7,913$ 7,519$ 5.2% Expenses 5,543 5,252 5.5 EPS 3.72 3.38 10.1 ROE 10.7% 10.4% Net Interest Margin (NIM) 1.13 1.30 Pre-tax operating margin 29.9 30.2 Operating leverage2 (30) bps Average diluted common shares outstanding (in thousands) 434.5 458.4 Nine Months Ended September 30,

11 Summary of Operating-Basis (Non-GAAP) Financial Results1 for the Third Quarter of 2014 1 Results presented on an operating basis, a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis. $ in millions, except per share data 3Q14 2Q14 3Q13 2Q14 3Q13 Revenue 2,678$ 2,676$ 2,469$ 0.1% 8.5% Expenses 1,808 1,818 1,687 (0.6) 7.2 EPS 1.35 1.39 1.19 (2.9) 13.4 ROE 11.4% 11.9% 11.0% NIM 1.06 1.12 1.27 Pre-tax perating margin 32.4 32.0 31.7 Operating leverage2 62 bps 129 bps Average diluted common shares outstanding (in thousands) 429.7 435.3 452.2 % change

STATE STREET

Operating-Basis (Non-GAAP) Revenue[1]

$ in millions	3Q14	% change 2Q14	% change 3Q13
Servicing fees	$ 1,302	1.1%	7.5%
Management fees	316	5.3	14.5
Trading services revenue	278	6.9	4.9
Securities finance revenue	99	(32.7)	33.8
Processing fees and other revenue	103	(4.6)	9.6
Total fee revenue	2,098	(0.2)	9.3
Net interest revenue	580	0.9	4.9
Gains (losses) related to investment securities, net	-	nm	nm
Total operating-basis revenue	$ 2,678	0.1%	8.5%

Key Drivers

Notable variances from 3Q13:

- Servicing fees were ***up*** primarily due to stronger global equity markets and net new business
- Management fees were ***up*** primarily due to stronger global equity markets, net new business and higher performance fees
- Trading services revenue was ***up*** due to higher foreign-exchange trading revenue primarily due to higher volumes, partially offset by lower volatility
- Securities finance revenue was ***up*** primarily due to higher volumes
- Processing fees and other revenue were ***up*** primarily due to higher revenue associated with tax-advantaged investments and other fees, partially offset by valuation adjustments
- Net interest revenue was ***up*** primarily due to a higher level of interest-earning assets, partially offset by lower yields on interest-earning assets

Notable variances from 2Q14:

- Servicing fees were ***up*** primarily due to net new business and stronger global equity markets, partially offset by the impact of a stronger U.S. dollar
- Management fees were ***up*** primarily due to net new business, higher performance fees and stronger global equity markets
- Trading services revenue was ***up*** due to higher foreign-exchange trading services revenue primarily due to higher volumes and volatility
- Securities finance revenue was ***down*** primarily due to second-quarter seasonality

[1] Results presented on an operating basis, a non-GAAP presentation, where applicable. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.
nm – not meaningful.

12

13 Operating-Basis (Non-GAAP) Expenses1 Key Drivers Notable items in 3Q14: • Other expenses included a $20 million contribution to the State Street Foundation • Other expenses included a $15 million credit associated with an insurance recovery • Compensation and employee benefits expenses included a $4 million credit related to a pension adjustment Notable variances from 3Q13: • Compensation and employee benefits expenses were up primarily due to new business support, lower employee benefit expense recorded in 3Q13 resulting from plan changes and higher regulatory compliance costs, partially offset by savings associated with Business Operations and Information Technology Transformation program • Transaction processing services expenses were up primarily due to higher equity values and higher volumes in the investment servicing business • Other expenses were up primarily due to Lehman Brothers-related gains and recoveries of $30 million recorded in 3Q13 Notable variances from 2Q14: • Compensation and employee benefits expenses were down, primarily due to the impact of a stronger U.S. dollar and lower incentive compensation costs • Transaction processing services expenses were up primarily due to higher equity values and higher volumes in the investment servicing business • Occupancy expenses were up primarily due to a one- time recovery of $5 million recorded in 2Q14 1 Results presented on an operating basis, a non-GAAP presentation, where applicable. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. . $ in millions 3Q14 2Q14 3Q13 Compensation and employee benefits 955$ (2.0)% 5.8% Information systems and communications 242 (0.8) 3.0 Transaction processing services 199 3.1 7.6 Occupancy 119 3.5 5.3 Other 293 0.3 16.7 Total operati g-basis expenses 1,808$ (0.6)% 7.2% % change

14 Balance Sheet Highlights Third-Quarter 20141, 2 Investment portfolio • Size: $115 billion, a slight decrease from the end of 2Q14 • Credit profile: approximately 91% rated AAA/AA • Fixed-rate/floating-rate mix: 51% / 49% • Duration: 2.1 years • Unrealized after-tax mark-to-market (MTM) gain decreased by $45 million to $411 million at the end of 3Q14 primarily due to an increase in interest rates, partially offset by narrowing spreads • Purchases of $11.9 billion in 3Q14, included $8.0 billion of U.S. treasuries; average tax-equivalent yield: 1.43% • Discount accretion of $33 million in 3Q14 related to former conduit assets; approximately $427 million expected to accrue over the remaining lives of the former conduit securities3 Interest-rate risk metrics • Economic value of equity (EVE)4: (14.0)% of total regulatory capital5 as of September 30, 2014, versus (12.3)% as of June 30, 2014, in an up-200-bps shock to quarter-end interest-rate levels hypothetical scenario • Unrealized after-tax MTM loss sensitivity estimated at approximately $(1.3) billion after-tax in an up- 100-bps shock to quarter-end interest-rate levels hypothetical scenario Other balance sheet activity • Senior secured bank loans totaled $1.8 billion as of September 30, 2014, floating-rate, primarily BB/B rated • Recorded a $2 million net loan loss provision related to the aggregate senior secured bank loan portfolio; loan loss allowance related to this portfolio totaled approximately $22 million as of September 30, 2014 1 As of period-end where applicable. 2 See appendix included in this presentation for a description of the investment portfolio. 3 Based on numerous assumptions, including holding the securities to maturity, anticipated prepayment speeds and credit quality. See discussion in State Street’s 2013 Annual Report on Form 10-K filed with the SEC. 4 For additional information regarding EVE, refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in State Street’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 filed with the SEC. 5 Total regulatory capital is defined as the sum of tier 1 and tier 2 risk-based capital.

STATE STREET.

Capital

Capital Ratios as of September 30, 2014[1, 2]	Basel III Advanced Approaches[3]	Basel III Transitional[4]
Total capital	16.2%	19.1%
Tier 1 capital	14.2%	16.7%
Tier 1 common capital	12.7%	15.0%
Tier 1 leverage		
State Street Corporation	6.4%	6.4%
State Street Bank and Trust Company	6.1%	6.1%
Tangible common equity (TCE) ratio as of September 30, 2014[5]		6.6%
Additional estimated *pro forma* Basel III tier 1 common ratio as of September 30, 2014[6]		
Estimated pro forma tier 1 common ratio calculated in conformity with Basel III final rule (standardized approach)		10.9%
Estimated *pro forma* Basel III Supplementary Leverage Ratios as of September 30, 2014[7]		
State Street Corporation		5.7%
State Street Bank and Trust Company		5.4%

Third-Quarter 2014 Highlights

- Maintained a strong capital position
- In 3Q14, we purchased approximately 5.8 million shares of our common stock, at an average price of $70.61 and a total cost of approximately $410 million, under the March 2014 common stock purchase program authorizing the purchase of up to $1.7 billion through March 31, 2015
- Declared a $0.30 per share quarterly common stock dividend in 3Q14
- Ratios calculated under both the standardized and advanced approaches reflect a 20% phase-in of the deduction of other intangible assets from tier 1 common equity as allowed by the Basel III final rule. Under the fully phased-in standardized and advanced approaches, State Street Corporation's estimated pro forma tier 1 common ratios were approximately 10.1% and 11.8%, respectively

Returning capital to shareholders remains a priority while maintaining a strong capital position

Footnotes [1] through [7] provided on page 16.

15

16 1 Unless otherwise specified, all capital ratios referenced on page 15 and elsewhere in this presentation refer to State Street Corporation, or State Street, and not State Street Bank and Trust Company, or State Street Bank. Refer to the addendum linked to this presentation for a further description of these ratios, and for reconciliations applicable to State Street's tangible common equity, or TCE, ratio and estimated pro forma Basel III tier 1 common ratio (standardized approach) presented on page 15. 2 In July 2013, the Federal Reserve issued a final rule intended to implement the Basel III framework in the U.S., referred to as the Basel III final rule. On February 21, 2014, we were notified by the Federal Reserve that we completed our parallel run period and would be required to begin using the advanced approaches framework as provided in the Basel III final rule in the determination of our risk-based capital requirements. Pursuant to this notification, we have used the advanced approaches framework to calculate our risk-based capital ratios beginning with the second quarter of 2014. For the remainder of 2014, including the third quarter of 2014, the lower of our regulatory capital ratios calculated under the Basel III advanced approaches and those ratios calculated under the transitional provisions of Basel III will apply in the assessment of our capital adequacy for regulatory purposes. Once the provisions of the Basel III final rule are fully implemented effective January 1, 2015, the lower of the Basel III regulatory capital ratios calculated by us under the Basel III advanced approaches and the Basel III standardized approach will apply in the assessment of our capital adequacy for regulatory purposes. 3 Total capital, tier 1 capital, tier 1 common and tier 1 leverage ratios as of September 30, 2014 were calculated in conformity with the advanced approaches provisions of the Basel III final rule. 4 Total capital, tier 1 capital, tier 1 common and tier 1 leverage ratios as of September 30, 2014 were calculated in conformity with the transitional provisions of the Basel III final rule. Specifically, these ratios reflect total and tier 1 capital, as applicable (the numerator), calculated in conformity with the provisions of the Basel III final rule, and total risk-weighted assets or, with respect to the tier 1 leverage ratio, quarterly average assets (in both cases, the denominator), calculated in conformity with the provisions of Basel I. 5 The TCE ratio is an additional capital ratio that management believes provides context useful in understanding and assessing State Street's capital adequacy. The TCE ratio is not required by GAAP or by banking regulations, but is a metric used by management to evaluate the adequacy of State Street’s capital levels. The TCE ratio is a non-GAAP financial measure and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation with respect to the calculation of our TCE ratio as of September 30, 2014 is provided in the addendum linked to this presentation. 6 The estimated pro forma Basel III tier 1 common ratio (standardized approach) as of September 30, 2014 is a preliminary estimate by State Street, calculated in conformity with the standardized approach in the Basel III final rule. A reconciliation with respect to the calculation of our estimated pro forma tier 1 common ratio calculated in conformity with the standardized approach as of September 30, 2014 is provided in the addendum linked to this presentation. 7 On April 8, 2014, U.S. banking regulators issued a final rule enhancing the supplementary leverage ratio, or SLR, standards for certain bank holding companies, like State Street, and their insured depository institution subsidiaries, like State Street Bank. We refer to this final rule as the SLR final rule. Under the SLR final rule, upon implementation as of January 1, 2018, State Street Bank must maintain a supplementary leverage ratio of at least 6% to be well capitalized under the U.S. banking regulators’ Prompt Corrective Action framework. The SLR final rule also provides that if State Street maintains an SLR of at least 5%, it is not subject to limitations on distribution and discretionary bonus payments under the SLR final rule. On September 3, 2014, U.S. banking regulators issued a final rule modifying the definition of the denominator of the SLR in a manner consistent with recent changes agreed to by the Basel Committee on Banking Supervision. The revisions to the SLR apply to all banking organizations subject to the advanced approaches provisions of the Basel III final rule, like State Street. Specifically, the SLR final rule modifies the methodology for including off-balance sheet assets, including credit derivatives, repo-style transactions, and lines of credit, in the denominator of the SLR, and requires banking organizations to calculate their total leverage exposure using daily averages for on- balance sheet assets and the average of three month-end calculations for off-balance sheet exposures. Certain public disclosures required by the SLR final rule must be provided beginning with the first quarter of 2015, and the minimum SLR requirement using the SLR final rule’s denominator calculations is effective beginning on January 1, 2018. Footnotes to Page 15

17 Third-Quarter 2014 Summary and Full-Year 2014 Outlook1 • Solid results driven by strength in core revenue, momentum in trading services and a continued focus on expense management – Core servicing and management fees increased in both the third quarter and first nine-months in comparison to 2013 • Headwinds continue on net interest revenue • Remain well positioned to achieve full-year 2014 operating basis1 revenue growth target of 3-5% • Expenses continue to be pressured by higher regulatory expectations • Continue to execute on our current capital plan • Target to achieve positive operating leverage2 for full-year 2014, although market conditions pose risks that are not in our direct control 1 Includes operating-basis (non-GAAP) financial information, where noted. Operating-basis financial targets are a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures. 2 Operating leverage is defined as the rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis.

18 APPENDIX A. Effective Tax Rate Calculations B. Investment Portfolio C. Non-GAAP Measures and Capital Ratios Pages 19 20-26 27

STATE STREET.

Effective Tax Rate Calculations

- Beginning with the first quarter of 2014, we are presenting our operating-basis effective tax rate to reflect the tax-equivalent adjustments associated with our investments in tax-exempt securities low-income housing and alternative energy.
- There is no effect on operating-basis[1] revenue, pre-tax income or after-tax earnings; the change affects only our stated operating-basis[1] effective tax rate. This change, which is also incorporated in the comparative prior-period rates shown below, will result in a more informative presentation of the ordinary tax rate generated by State Street's business activity.

Operating-basis[1] effective tax rate - prior calculation	3Q14	2Q14	3Q13
Income before income tax expense, operating-basis[1]	**$ 868**	$ 856	$ 782
Less aggregate tax-equivalent adjustments	**129**	106	72
Income before income tax expense, excluding tax-equivalent adjustments, operating-basis[1]	**739**	750	710
Income tax expense, operating-basis[1]	**269**	233	236
Less aggregate tax-equivalent adjustments	**129**	106	72
Income tax expense, after eliminating tax-equivalent adjustments, operating-basis[1]	**140**	127	164
Effective tax rate, operating-basis[1], prior calculation	**18.9%**	16.9%	23.0%

Operating-basis[1] effective tax rate - revised calculation	3Q14	2Q14	3Q13
Income before income tax expense, operating-basis[1]	**$ 868**	$ 856	$ 782
Income tax expense, operating-basis[1]	**269**	233	236
Effective tax rate, operating-basis[1], revised calculation	**31.0%**	27.2%	30.2%

[1] Includes operating-basis (non-GAAP) financial information. Operating-basis financial highlights are a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.

19

20 B. Investment Portfolio

21 Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred. OECD=Organization for Economic Cooperation and Development FFELP=Federal Family Education Loan Program Government / Agency Structured Securities Unsecured Credit Treasuries Agency debentures Agency mortgages Small Business Administration loans OECD governments FFELP student loans Asset-backed securities (ABS) Mortgage-backed securities (MBS) Commercial mortgage-backed securities (CMBS) Covered bonds Corporate bonds Municipals $55 billion $42 billion $18 billion Investment Portfolio Investment Portfolio as of September 30, 2014

STATE STREET.

Investment Portfolio

Investment Portfolio Detail as of September 30, 2014

- 91% rated AAA/AA
- Constructed to perform well through periods of economic weakness
- Unrealized after-tax mark-to-market (MTM) gain of $411 million[1]
- Assets selected using rigorous credit process
- Diversified by asset class and geography

$ in billions	U.S. Treasuries & Agencies[2]	AAA	AA	A	BBB	<BBB	Not Rated[3]	Total	Unrealized After-tax MTM Gain / (Loss) ($M)
9/30/14	$37.1	$47.0	$19.7	$6.7	$2.3	$1.8	$0.1	$114.7	$411
	33%	41%	17%	6%	2%	1%	0%	100%	
12/31/13	$29.6	$51.7	$22.4	$7.7	$3.4	$2.2	$0.1	$117.1	$(213)
	26%	44%	19%	6%	3%	2%	0%	100%	
12/31/12	$37.6	$46.0	$22.7	$8.5	$3.2	$2.1	$0.1	$120.2	$697
	31%	38%	19%	7%	3%	2%	0%	100%	
12/31/11	$32.6	$49.9	$15.5	$7.0	$2.5	$2.2	$0.1	$109.8	$(374)
	30%	45%	14%	7%	2%	2%	0%	100%	
12/31/10		$74.8	$10.6	$5.5	$2.3	$1.9	$0.2	$95.3	$(504)
		79%	11%	6%	2%	2%	0%	100%	

Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred.

1. At 9/30/14: after-tax unrealized MTM gain/(loss) includes after-tax unrealized gain on securities available for sale of $431 million, after-tax unrealized gain on securities held to maturity of $59 million and after-tax unrealized loss primarily related to securities previously transferred from available for sale to held to maturity of $(79) million.
2. Beginning in August 2011, U.S. Treasuries and Agencies/Agency MBS became split rated – AAA by Moody's and AA+ by S&P. For dates after August 2011, these securities are classified separately in the table above and not included in either the AAA or AA classifications.
3. Certain securities previously categorized as Not Rated, are now included in the AAA category, based on Moody's/S&P ratings.

22

STATE STREET.

Investment Portfolio

Holdings by Asset Class as of September 30, 2014

Investment	Ratings[1] UST / AGY	AAA	AA	A	BBB	<BBB	Not Rated	Book Value ($B)	Book Value (% Total)	Unrealized After-tax MTM Gain / (Loss) ($M)[2]	Fixed Rate / Floating Rate
Government/Agency securities	81%	11%	8%	—	—	—	—	$19.6	17.1%	$(121)	96% / 4%
Asset-backed securities	—	71%	21%	4%	1%	3%	—	45.6	39.7	231	4% / 96%
Mortgage-backed securities	92%	4%	1%	—	1%	2%	—	23.1	20.1	19	84% / 16%
Commercial mortgage-backed securities	1%	86%	7%	5%	—	1%	—	5.4	4.7	23	60% / 40%
Corporate bonds	—	—	15%	57%	28%	—	—	5.5	4.8	72	97% / 3%
Covered bonds	—	100%	—	—	—	—	—	3.4	3.0	14	22% / 78%
Municipal bonds	—	22%	68%	10%	—	—	—	8.1	7.1	145	99% / 1%
Clipper tax-exempt bonds/other	—	45%	43%	11%	—	—	1%	4.0	3.5	28	26% / 74%
TOTAL PORTFOLIO	32%	41%	17%	6%	2%	2%	0%	$114.7	100.0%	$411	51% / 49%

Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred.

1. U.S. Treasuries and Agencies/Agency MBS are split rated - AAA by Moody's and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications.
2. At 9/30/14: after-tax unrealized MTM gain/(loss) includes after-tax unrealized gain on securities available for sale of $431 million, after-tax unrealized gain on securities held to maturity of $59 million and after-tax unrealized loss primarily related to securities previously transferred from available for sale to held to maturity of $(79) million.

23

24 Ratings 1 Book Value ($B) Book Value (% Total) Unrealized After-tax MTM Gain / (Loss) ($M) Investment UST / AGY AAA AA A BBB <BBB Not Rated Student Loans — 37% 57% 5% — 1% — $14.7 32.2% $2 Credit Cards — 100% — — — — — 5.5 12.1 (5) Auto/Equipment — 99% — — 1% — — 5.1 11.2 6 Non-US RMBS — 84% 5% 6% 1% 4% — 14.3 31.4 188 CLOs — 92% 8% — — — — 4.7 10.3 66 Sub-Prime — 3% 3% 25% 18% 51% — 1.0 2.2 (34) HELOC — — — 100% — — — 0.0 0.0 (1) Other — — — 39% 61% — — 0.3 0.6 9 TOTAL ABS — 71% 21% 4% 1% 3% — $45.6 100.0% $231 Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred. 1. U.S. Treasuries and Agencies/Agency MBS are split rated - AAA by Moody’s and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications. RMBS = Residential Mortgage Backed Securities; CLO = Collateralized Loan Obligation; HELOC = Home Equity Line of Credit Investment Portfolio Asset-backed Securities Holdings as of September 30, 2014

25 Ratings1 Book Value ($B) Book Value (% Total) Unrealized After-tax MTM Gain / (Loss) ($M) Investment UST / AGY AAA AA A BBB <BBB Not Rated Agency MBS 100% — — — — — — $21.2 74.4% $1 Non-Agency MBS — 48% 9% 6% 12% 25% — 1.9 6.7 18 CMBS 1% 86% 7% 5% — 1% — 5.4 18.9 23 TOTAL MBS 75% 19% 2% 1% 1% 2% — $28.5 100.0% $42 Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred. 1. U.S. Treasuries and Agencies/Agency MBS are split rated - AAA by Moody’s and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications. Investment Portfolio Mortgage-backed Securities Holdings as of September 30, 2014

STATE STREET.

Investment Portfolio

Non-U.S. Investment Summary as of September 30, 2014

September 30, 2014	Book Value ($B)	Average Rating	Book Value ($B) Gov't/ Agency [1]	ABS FRMBS	ABS All Other	Corporate Bonds	Covered Bonds	Other
United Kingdom	$ 9.7	AAA	$ -	$ 6.8	$ 2.3	$ 0.3	$ 0.3	$ -
Australia	5.7	AA	0.1	2.6	0.7	0.2	0.9	1.2
Netherlands	4.3	AAA	-	4.0	-	0.1	0.2	-
Germany	2.9	AAA	-	-	2.9	-	-	-
Canada	2.6	AAA	1.9	-	-	0.3	0.4	-
France	1.5	AAA	-	0.1	0.5	0.2	0.7	-
Japan	0.9	AA	0.9	-	-	-	-	-
Korea	0.7	AA	0.7	-	-	-	-	-
Italy	0.5	AA	-	0.5	-	-	-	-
Norway	0.5	AAA	-	-	0.1	-	0.4	-
Finland	0.4	AAA	-	-	0.1	-	0.3	-
Spain	0.1	BB	-	0.1	-	-	-	-
Ireland	0.1	B	-	0.1	-	-	-	-
Portugal	0.1	BB	-	0.1	-	-	-	-
Other	0.6	AA	0.1	-	0.1	0.2	0.2	-
Non-U.S. Investments [2]	**$ 30.6**		**$ 3.7**	**$ 14.3**	**$ 6.7**	**$ 1.3**	**$ 3.4**	**$ 1.2**
U.S. Investments	84.1							
Total Portfolio	**$ 114.7**							

1. Sovereign debt is reflected in the government agency column.
2. Country of collateral used except for corporates, where country of issuer is used. Excludes equity securities of approximately $11.5 million.

Non-U.S. Investments: Ratings



BBB 1.7%
BB 1.4%
<BB 0.7%
A 5.4%
AA 9.1%
AAA 81.7%

Non-U.S. Investments: Asset Class



Other, 3.9%
Gov't/Agency, 12.1%
Covered, 11.1%
Corp, 4.3%
ABS: All Other, 21.9%
ABS: FRMBS, 46.7%

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27 C. Non-GAAP Measures and Capital Ratios Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. To access the addendum go to www.statestreet.com/stockholder and click on “Filings & Reports – Financial Trends”.